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                                                              EXHIBIT NO. 99.10

                          INDEPENDENT AUDITORS' CONSENT


      We consent to the incorporation by reference in this Post-Effective Amendment No. 16 to Registration Statement No. 33-34502 on Form N-1A of MFS Series Trust VI of our reports dated December 8, 2000, appearing in the annual report to shareholders for the year ended October 31, 2000 of MFS Global Total Return Fund, MFS Global Equity Fund and MFS Utilities Fund, each a series of MFS Series Trust VI, and to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are a part of such Registration Statement.


                                            Ernst & Young LLP
                                            ----------------------
                                            Ernst & Young LLP

Boston, Massachusetts
February 26, 2001